Exhibit 10.42

This RESTRICTED UNIT AGREEMENT (this “Agreement”) is made as of this 30th day of December 2006 (the “Grant Date”), between UPC Wind Partners, LLC, a Delaware limited liability company (the “Company”), and                   ; (the “Executive”). Capitalized terms used in this Agreement (including the Exhibits hereto) but not defined in the body hereof are defined in Exhibit A.

WHEREAS, the Third Amended and Restated Limited Liability Company Agreement of the Company (as amended from time to time, the “LLC Agreement”) authorizes the issuance from time to time by the Company of Series B Units (the “Series B Units”), and provides further that Series B Units may be issued in series based on the “Threshold Value” (as defined in the LLC Agreement) of such Series B Units;

WHEREAS, the Company desires to issue to the Executive, and the Executive desires to accept,                 Series B-2 Units (all of such Series B Units issued to the Executive pursuant hereto are referred to herein as the “Executive Units”); and

WHEREAS, the LLC Agreement requires that all Series B Units be issued subject to restrictions as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Issuance of Units. The Company shall, and hereby does, issue the Executive Units to the Executive on the Grant Date. The Executive Units are issued by the Company for no consideration as “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43. The Threshold Value for each Executive Unit is $0.33.

2.          Units.

(a)         The Executive Units are, and shall remain, subject to the terms and conditions of the LLC Agreement.

(b)        As an inducement to the Company to enter into this Agreement:

(i)       the Executive shall, prior to or concurrently with the execution and delivery of this Agreement, execute and deliver a Confidentiality and Non-Competition Agreement in the form of Exhibit B (the “Confidentiality and Non-Competition Agreement”);

(ii)      the Executive acknowledges and agrees that no provision contained herein shall entitle the Executive to remain in the employment of the Company, or any of its Subsidiaries, or affect the right of any such entity to terminate the Executive’s employment at any time for any reason;

(iii)     the Executive acknowledges and agrees that, except as provided in any other agreement between the Company or any of its Subsidiaries and the Executive,

none of such entities shall have any duty or obligation to disclose to the Executive, and the Executive shall have no right to be advised of, any material information regarding any such entity, at any time prior to, upon or in connection with the forfeiture of the Executive Units upon the termination of the Executive’s employment with the Company; and

(iv)     the Executive agrees that his or her execution of this Agreement evidences his or her intention to be bound by the terms of the LLC Agreement, in addition to the terms of this Agreement, and acknowledges that the Executive Units are subject to all of the restrictions applicable to Series B Units as set forth in the LLC Agreement and in this Agreement.

3.          Unvested Series B Units. Except as provided in Section 4 below, the Executive Units shall be deemed “Unvested Series B Units” under the LLC Agreement (“Unvested Series B Units”), shall be subject to all of the restrictions on Unvested Series B Units (as well as on Series B Units, in general) under the LLC Agreement and shall carry only such rights as are conferred on Unvested Series B Units under the LLC Agreement.

4.          Initiation of Vesting; Tranches.

(a)         On the Grant Date and on each other Capital Call Completion Date, a portion of the Executive Units will begin to vest (such Executive Units that have begun to vest are referred to herein as the “Vesting Units”). The Grant Date and each date on which the last Capital Contribution is made in response to a particular Capital Call of the Company shall be a “Capital Call Completion Date”.

(b)        On the Grant Date, all of the Executive Units will become Vesting Units.

(c)         The number of Executive Units that become Vesting Units on a particular Capital Call Completion Date (other than the Grant Date) shall be equal to the total number of Executive Units multiplied by the Funding Fraction. The “Funding Fraction” shall, as calculated with respect to any Capital Call Completion Date, be equal to the total number of Series A Units issued pursuant to the Capital Call responded to on such Capital Call Completion Date divided by the total number of authorized Series A Units.

(d)        All of the Executive Units that become Vesting Units on a particular Capital Call Completion Date shall be part of the same tranche (each, a “Tranche”) of Vesting Units.

5.          Vesting of Tranches of Vesting Units.

(a)         If the Executive remains continuously employed by the Company from the Grant Date through the first anniversary date of the Capital Call Completion Date on which a Tranche of Vesting Units is created, then on such anniversary date one third of the Vesting Units in such Tranche will become “Vested Series B Units” under the LLC Agreement, which Vested Units shall no longer be deemed Vesting Units, shall no longer be subject to the restrictions on Unvested Series B Units (but shall remain subject to the restrictions on Series B Units, in general) under the LLC Agreement and shall carry all of the rights conferred on Vested Series B Units under the LLC Agreement (“Vested Units”).

(b)        If the Executive remains continuously employed by the Company from the Grant Date through the second anniversary date of the Capital Call Completion Date on which a Tranche of Vesting Units is created, then on such anniversary date one half of the Vesting Units (which, for the sake of clarity, will constitute one third of the total number of Vesting Units originally part of such Tranche) remaining in such Tranche will become Vested Units.

(c)         If the Executive remains continuously employed by the Company from the Grant Date through the third anniversary date of the Capital Call Completion Date on which a Tranche of Vesting Units is created, then on such anniversary date all of the Vesting Units remaining in such Tranche will become Vested Units.

(d)        Notwithstanding anything to the contrary set forth herein, days on which the Executive is in breach of the Confidentiality and Non-Competition Agreement, any employment agreement between the Executive and the Company or any other agreement between the Executive and the Company, regardless of whether the Company shall have taken enforcement action with respect to such breach, shall be excluded from the calculation of the number of days that have passed since the relevant Capital Call Completion Dates for purposes of the vesting of Executive Units pursuant to this Section 5; provided the Company has provided the Executive with written notice of any such breach within 30 days after the Company obtained knowledge thereof.

6.          Vesting upon Change of Control.

(a)         In the event of a sale or business combination (including any IPO Merger that meets the following condition) that results in the majority of the Series A Units being held by any Person or group of Persons who are not Members on the Effective Date of the LLC Agreement or Affiliates of Persons who are Members on the Effective Date of the LLC Agreement (a “Change of Control”) or upon the occurrence of a Liquidation Event, all Executive Units that shall not have previously become Vested Units shall become Vested Units as of the date of such Change of Control or Liquidation Event; provided that the Executive has remained continuously employed by the Company from the Grant Date through the date of such Change of Control or Liquidation Event.

(b)        Upon a Change of Control, the Company shall have the right to require that the Executive continue with the Company in substantially the same capacity and for substantially the same compensation for a transition period of up to nine months, at the Company’s discretion, following the date of such Change of Control. In the event the Company exercises such right, ten percent (10%) of the proceeds payable in such Change of Control with respect to such Executive’s Vested Units shall be held back by the Company or its successor until the Executive’s obligation to continue with the Company through such transitional period has been satisfied. Upon the satisfaction of such obligation, such proceeds shall promptly be released and delivered to the Executive. If the Executive does not complete such transitional period with the Company, the Executive shall forfeit such proceeds.

7.          Forfeiture of Executive Units; Repurchase of Executive Units by the Company.

(a)         If (i) the Executive’s employment with the Company is terminated for Cause, (ii) after any termination of the Executive’s employment with the Company, the Executive materially breaches the terms of the Confidentiality and Non-competition Agreement between the Executive and the Company, (iii) the Executive resigns without Good Reason, the Executive, and any other Person who shall be the holder of any of the Executive Units on the date of such termination, breach or resignation, shall forfeit to the Company all of the Executive Units and all rights arising from such Executive Units.

(b)        If the Executive’s employment with the Company is terminated without Cause or if the Executive resigns with Good Reason, (i) the Company will have the right to repurchase any or all of the Vested Units at Fair Market Value and (ii) the Executive shall forfeit to the Company all of his or her Unvested Series B Units and all rights arising from such Unvested Series B Units.

(c)         If the Executive’s employment with the Company is terminated by reason of the Executive’s death or because the Executive is determined to be Disabled by the Board, (i) all Vesting Units will become Vested Units, (ii) the Company will have the right to repurchase any or all of the Vested Units at Fair Market Value and (iii) the Executive shall forfeit to the Company all of his or her Unvested Series B Units (other than the Vesting Units) and all rights arising from such Unvested Series B Units.

(d)        The forfeitures of Executive Units and conversions into Vested Units under this Section 7 shall occur immediately and without further action of the Company, the Executive or any other Person upon the termination, resignation, death or determination giving rise thereto.

8.          Procedure for Repurchase of Vested Units by the Company.

(a)         The Board shall determine the Fair Market Value of Vested Units used in the calculations in Section 7(b) or 7(c). The Executive, the Executive’s legal representative or guardian, or the executor of Executive’s estate, as applicable, shall have the right to dispute in writing the Fair Market Value determination within fifteen (15) days following receipt of the Board’s determination (the “Notice Period”). If the Company has not received written notice of such a dispute within the Notice Period, the Company shall pay the purchase price for the Vested Units no later than fifteen (15) days after the end of the Notice Period, pursuant to Section 8(b). If the Company has received written notice of such a dispute within the Notice Period, then the Company and the Executive, the Executive’s legal representative or guardian, or the executor of Executive’s estate, as applicable, shall, for an additional thirty (30) days following receipt of such written notice of dispute (such additional 30-day period, the “Resolution Period”), attempt to reach agreement on the Fair Market Value determination. If no resolution of this dispute is finalized within the Resolution Period, the Fair Market Value determination shall be submitted for review and final determination by an independent valuation firm (the “Independent Valuation Firm”) jointly selected by the Company and the Executive, the Executive’s legal representative or guardian, or the executor of Executive’s estate, as applicable. The Independent Valuation Firm shall review all relevant data, including any necessary books and records of the

Company, to determine the changes to the Fair Market Value calculation, if any, necessary to resolve only the disputed items or amounts. The determination by the Independent Valuation Firm shall be made as promptly as practical, but in no event, beyond thirty (30) days from its engagement, and shall be final and binding on the parties hereto. In the event that the final Fair Market Value determination differs by ten percent (10%) or less from the Fair Market Value as determined by the Board, the costs of the Independent Valuation Firm shall be borne by the Executive, the Executive’s legal representative or guardian, or the executor of Executive’s estate, as applicable. In the event that the final Fair Market Value calculation differs by more than ten percent (10%) from the Fair Market Value as determined by the Board, the costs of the Independent Valuation Firm shall be borne by the Company. Upon such final determination, the Company shall pay the purchase price for the Vested Units within five (5) business days, pursuant to Section 8(b).

(b)        The Company shall deliver to the Executive, the Executive’s legal representative or guardian, or the executor of Executive’s estate, as applicable, a check, payable to the appropriate Person, for the aggregate purchase price calculated in accordance with Sections 7 and 8(a) and payable pursuant to Section 8(a) above.

(c)         The Executive, the Executive’s legal representative or guardian or the executor of Executive’s estate shall execute and deliver all documentation and agreements reasonably requested by the Company to reflect a repurchase of Vested Units pursuant to this Agreement, but neither the failure of the Executive, the Executive’s legal representative or guardian, or the executor of Executive’s estate, as applicable, to execute or deliver any such documentation, nor the failure of the Executive, the Executive’s legal representative or guardian, or the executor of the Executive’s estate, as applicable, to deposit the Company’s check, shall affect the validity of a repurchase of Vested Units pursuant to this Agreement.

9.          Increase in Repurchase Payment upon Subsequent Change of Control or Qualified Public Offering.

(a)         In the event that a Change of Control or Qualified Public Offering occurs within 12 months after the Company shall have repurchased Vested Units from the Executive pursuant to Section 7(b) or Section 7(c), the Company shall be obligated to pay to the Executive the difference, if greater than zero, between the (i) Fair Market Value of the repurchased Vested Units at the time of such Change of Control or Qualified Public Offering and (ii) the amount paid for such repurchased Vested Units pursuant to Section 7(b) or Section 7(c), with the former amount adjusted for any value increases attributable to Capital Contributions or similar events occurring after the repurchase of the Vested Units, such adjustment being equal to an amount determined by the Board acting in good faith. The determination of the Board shall be conclusive, final and binding for all purposes hereunder.

(b)        The Company shall deliver to the Executive payments required to be made pursuant to Section 9(a) within 30 days following the applicable Change of Control or Qualified Public Offering, which payments may, at the Company’s option, either be made (i) in the form of a check, payable to the Executive, or (ii) in the same form of consideration as received in connection with such Change of Control or Qualified Public Offering by the Company or any Member.

10.       Representations and Warranties of Executive. The Executive represents and warrants to the Company as follows:

(a)         That all of the representations and warranties made by the Executive pursuant of Article IV of the LLC Agreement are true and correct as of the date hereof.

(b)        That this Agreement constitutes the legal, valid and binding obligation of the Executive, enforceable in accordance with its terms, and that the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject.

(c)         That the Executive believes that he or she has received all the information he or she considers necessary in connection with his or her execution of this Agreement, that the Executive has had an opportunity to ask questions and receive answers from the Company and from counsel regarding the terms, conditions and limitations set forth in this Agreement and the business, properties, prospects and financial condition of the Company and its subsidiaries and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Executive or to which the Executive had access.

11.       General Provisions.

(a)         Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(b)        Entire Agreement. This Agreement and the LLC Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(c)         Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(d)        Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by and against the Executive, the Company and their respective successors, assigns, heirs, representative and estate, as the case may be (including subsequent holders of Executive Units); provided that the rights and obligations of the Executive under this Agreement shall not be assignable except in connection with a transfer of the Executive Units permitted under the LLC Agreement. Notwithstanding anything else in this Agreement or in the LLC Agreement (i) each Executive Unit shall remain subject to the terms of the LLC Agreement and this Agreement regardless of who holds such Executive Unit and (ii) the effect that the employment of the Executive by the Company or events related to such employment have on the rights of and restrictions on the Executive Units, including vesting, and the rights of the Company with regard to the Executive Units, under this Agreement, shall not be altered by any transfer of the Executive Units.

(e)         Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in Delaware, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved. Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding of the nature specified in this Section 11(e) by the mailing of a copy thereof in the manner specified by the provisions of Section 11(h). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(f)         Remedies. Each of the parties to this Agreement and any such person granted rights hereunder whether or not such person is a signatory hereto shall be entitled to enforce its rights under this Agreement specifically to recover damages and costs (including reasonable attorney’s fees) for any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The Executive agrees and acknowledges that money damages may not be an adequate remedy for any breach by the Executive of the provisions of this Agreement and that the Company and any such person granted rights hereunder whether or not such person is a signatory hereto may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or other injunctive relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement.

(g)        Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Executive and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

(h)        Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied and confirmed, or mailed by certified mail, return receipt requested, or nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties) below. Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy, be deemed received on the first business day following confirmation; shall, if delivered by nationally recognized overnight delivery service, be deemed received the first business day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five business days after the date of deposit in the United States mail.

If to the Company, to:

UPC Wind Partners, LLC
c/o UPC Wind Management, LLC
100 Wells Avenue
Suite 201
Newton, MA 02459
Attn: General Counsel

If to the Executive, to:

(i)          Survival of Representations, Warranties and Agreements. All representations, warranties and agreements contained herein shall survive the consummation of the transactions contemplated hereby and the termination of this Agreement.

(j)          Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(k)         Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(l)          WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(m)        Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

(n)        Employment Relationship. For purposes of this Agreement, the Executive shall be considered to be in the employment of the Company as long as he remains an employee of either the Company or any of its Subsidiaries. Without limiting the scope of the preceding sentence, the Executive shall be considered to have terminated employment with the Company at the time the entity or other organization that employs the Executive ceases to be a Subsidiary of the Company. Nothing in the issuance of the Executive Units and nothing in this Agreement shall confer upon the Executive the right to continued employment by the Company or affect in any way the right of the Company to terminate such employment at any time. Any question as to whether and when there has been a termination of the Executive’s employment, and the cause of such termination, shall be determined by the Board and its determination shall be conclusive, final and binding for all purposes hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Unit Agreement as of the date first written above.

UPC WIND PARTNERS, LLC

By:
Name: Paul Gaynor
Title: Chief Executive Officer

EXECUTIVE:

SPOUSAL CONSENT

Executive’s spouse, if any, is fully aware of, understands and fully consents and agrees to the provisions of this Agreement and the LLC Agreement and their binding effect upon any marital or community property interests she may now or hereafter own, and agrees that the termination of her and Executive’s marital relationship for any reason shall not have the effect of removing any Executive Units otherwise subject to this Agreement from coverage hereunder and that her awareness, understanding, consent and agreement are evidenced by her signature below.

EXHIBIT A
DEFINED TERMS

“Board” means the Board of Managers of the Company.

“Capital Call” has the meaning ascribed thereto in the LLC Agreement.

“Capital Contribution” has the meaning ascribed thereto in the LLC Agreement.

“Cause” means the following:

(a)           the Executive’s conviction or plea of nolo contendere in a court of law of any crime or offense, excluding minor traffic violations and other minor offenses, or the Executive’s indictment or entering into a consent decree relating to any violations of U.S. or foreign securities laws;

(b)           the Executive’s willful misconduct or gross negligence in connection with the business or affairs of the Company or any of its Subsidiaries;

(c)           the Executive’s substance abuse, including abuse of alcohol, drugs or other substances or use of illegal narcotics or substances, for which the Executive fails to undertake treatment immediately after requested by the Board or to complete such treatment and which abuse continues or resumes after such treatment period;

(d)           the Executive’s misappropriation of funds or other acts of dishonesty involving the Company or any of its Subsidiaries;

(e)           the Executive’s continuing failure or refusal to perform the Executive’s duties or to carry out in all material respects the lawful directives of the Board or similar governing body of the Executive’s employer; or

(f)            the Executive’s willful and material breach of the terms of the Confidentiality and Non-Competition Agreement or any other agreement between the Executive and the Company;

provided that (A) in the case of the conduct described in foregoing subsection (b), if requested by the Executive within 10 days after receipt of notice of termination of his employment with the Company, the Executive is afforded a reasonable opportunity to be heard before the Board and (B) in the case of conduct described in the foregoing subsection (e), if requested by Executive within 10 days after receipt of such notice of termination, such failure or refusal to perform or to carry out such directives remains uncorrected for 30 days following such notice of termination.

“Disabled” means the Executive’s inability to perform, due to accident, physical or mental illness, or other circumstance, on a full-time basis the employment responsibilities which the Executive shall have historically been vested; provided that such inability continues for a period exceeding 180 days during any 12 consecutive months.

“Effective Date” has the meaning ascribed thereto in the LLC Agreement.

A-1

“Fair Market Value” means an estimate of the price that could be obtained for the sale of the applicable Executive Units in a negotiated, arm’s length transaction with a party unaffiliated with the Company or the Executive, based on the estimated value of the future distributions on such Executive Units.

“Good Reason” means (a) a material reduction in the employment responsibilities of the Executive (as in effect as of the date hereof or subsequently agreed to by the parties) without the consent of the Executive, (b) the Company requiring a change of the location for performance of the employment responsibilities of the Executive greater than 50 miles away from such location as of the Effective Date (not including ordinary travel during the regular course of employment) without the written consent of the Executive or (c) the Company’s failure to pay the Executive’s salary without reason; provided, however, that (A) prior to the Executive’s resignation for “Good Reason,” Executive must give written notice to Company of any such reduction, change or failure and such reduction, change or failure must remain uncorrected for 30 days following such written notice, and (B) in no event will a termination of employment by the Executive be considered to be for Good Reason if such termination occurs more than 60 days after the date such reduction, change or failure occurs.

“IPO Merger” has the meaning ascribed thereto in the LLC Agreement.

“Liquidation Event” has the meaning ascribed thereto in the LLC Agreement.

“Members” has the meaning ascribed thereto in the LLC Agreement.

“Person” has the meaning ascribed thereto in the LLC Agreement.

“Qualified Public Offering” has the meaning ascribed thereto in the LLC Agreement.

“Subsidiary” has the meaning ascribed thereto in the LLC Agreement.